SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Amendment No. 1

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☒ Soliciting Material Under Rule 14a-12

SBE, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of the Registrant (the “Common Stock”).

(2)	Aggregate number of securities to which transaction applies: 28,379,000

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Pursuant to Section 14(g)(1)(i) of the Securities Exchange Act of 1934, $30.70 per $1,000,000 of the proposed value.

(4)	Proposed maximum aggregate value of transaction: $52,650,903

(5)	Total fee paid: $1,616.35

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

SBE, Inc.
4000 Executive Parkway, Suite 200
San Ramon, CA 94583

July 20, 2007

Dear stockholder:

Because you are shown as being a holder of record of SBE, Inc. common stock as of July 3, 2007, you should have received already a copy of our proxy statement for the special meeting of SBE, Inc. stockholders scheduled to be held on August 10, 2007. The items of business you are being asked to approve at such meeting are our proposed acquisition of Neonode Inc., an increase in the number of shares authorized for issuance under our 2006 Equity Incentive Plan and the amendment and restatement of our amended and restated certificate of incorporation to (i) if deemed advisable by our board of directors, to effect a stock combination (reverse stock split) of either 1-for-2 or 1-for-3, with the specific ratio to be determined by our board of directors, pursuant to which every two or three shares of outstanding common stock, as applicable, would be reclassified into one share of common stock; (ii) increase the authorized shares of common stock from 25,000,000 to 40,000,000 and (iii) change our name from SBE, Inc. to “Neonode Inc.”

It has come to our attention that there were two errors in the proxy statement. First, Annex A did not include the Agreement and Plan of Merger and Reorganization, dated January 19, 2007 and amended as of May 18, 2007, between us and Neonode Inc., and to approve the merger of our newly-formed, wholly-owned subsidiary, Cold Winter Acquisition Corporation, with and into Neonode Inc. The correct Annex A is attached to this letter. In addition, the list of annexes at the end of the table of contents referred to an Annex B, an amended and restated certificate of incorporation. That reference should be disregarded. The proposed amendments to our certificate of incorporation are summarized in the proxy statement and, if approved, will be effected through a certificate of amendment to our existing certificate of incorporation.

If you have not already submitted the proxy that was included with your proxy statement, we urge you to complete, sign and submit it as soon as possible so that your shares are represented at the meeting. If you wish to receive another copy of the proxy or proxy statement, please contact David Brunton, our Chief Financial Officer, at (925) 355-7700. You may also view an electronic copy of the proxy statement by visiting our website at http://www.sbei.com/index.php/investors/sec_filings/.

If you have already submitted your proxy and wish to change your vote, you may submit another properly completed proxy card with a later date, send a written notice of the revocation of your proxy to our Corporate Secretary at 4000 Executive Parkway, Suite 200, San Ramon, California 94583 or attend the special meeting and vote in person. However, simply attending the special meeting will not, by itself, revoke your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder in order to vote in person.

Our board of directors carefully considered each of the proposals to be considered at the special meeting and recommends that you vote in favor of each. We are excited about the opportunities for the combined company and believe that the combined company will be able to create substantially more stockholder value than could be achieved by the companies individually.

Sincerely,
/s/ Greg Yamamoto
Greg Yamamoto
Chief Executive Officer

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

SBE, Inc.,

a Delaware corporation;

Cold Winter Acquisition Corporation,
a Delaware corporation;

and
NEONODE INC.,
a Delaware corporation;

Dated as of January 19, 2007

Exhibits

Exhibit A - Certain Definitions

Exhibit B - Form of Loan Conversion Agreement

Exhibit C  - Registration Rights Agreement

Exhibit D-1 - Company Stockholders Questionnaire and Lock-Up - Non U.S. persons

Exhibit D-2 - Company Stockholders Questionnaire and Lock-Up - U.S. persons

Exhibit D-3 - Questionnaire and Lock-Up - Warrant and Option Holders

SECTION 1.	Description Of Transaction	5
1.1	Merger of Merger Sub into the Company	5
1.2	Effect of the Merger	5
1.3	Closing; Effective Time	5
1.4	Certificate of Incorporation and Bylaws	6
1.5	Conversion of Shares	6
1.6	Employee Stock Options	7
1.7	Company Warrants	7
1.8	Closing of the Company’s Transfer Books	8
1.9	Exchange of Certificates	8
1.10	Tax Consequences	9
1.11	Further Action	9
SECTION 2.	Representations And Warranties Of The Company	9
2.1	Due Organization; No Subsidiaries; Etc.	10
2.2	Certificate of Incorporation and Bylaws; Records	10
2.3	Capitalization, Etc.	10
2.4	Financial Statements	12
2.5	Absence of Changes	12
2.6	Title to Assets	13
2.7	Receivables	14
2.8	Equipment; Leasehold	14
2.9	Intellectual Property	14
2.10	Contracts	15
2.11	Liabilities	17
2.12	Compliance with Legal Requirements	17
2.13	Governmental Authorizations	18
2.14	Tax Matters	18
2.15	Employee and Labor Matters; Benefit Plans	19
2.16	Environmental Matters	22
2.17	Insurance	22
2.18	Related Party Transactions	23
2.19	Legal Proceedings; Orders	23
2.20	Authority; Binding Nature of Agreement	23
2.21	Non Contravention; Consents	23
2.22	Vote Required	24
2.23	Brokers	24
2.24	No Other Representations	24

2.25	Full Disclosure	24
SECTION 3.	Representations And Warranties Of Parent And Merger Sub	25
3.1	Due Organization	25
3.2	Certificate of Incorporation and Bylaws; Records	25
3.3	Capitalization, Etc.	26
3.4	SEC Filings; Financial Statements	26
3.5	Absence of Changes	27
3.6	Title to Assets	28
3.7	Bank Accounts; Receivables	29
3.8	Leasehold	29
3.9	Contracts	29
3.10	Liabilities	31
3.11	Compliance with Legal Requirements	31
3.12	Governmental Authorizations	31
3.13	Tax Matters	31
3.14	Employee and Labor Matters; Benefit Plans	33
3.15	Environmental Matters	35
3.16	Insurance	36
3.17	Legal Proceedings; Orders	36
3.18	Non Contravention; Consents	36
3.19	Parent Stockholder Approval Required	37
3.20	Brokers	37
3.21	Full Disclosure	37
SECTION 4.	Certain Covenants Of The Company	37
4.1	Access and Investigation	37
4.2	Operation of the Company’s Business	37
4.3	Bridge Note Placement	39
SECTION 5.	Covenants Of Parent; Additional Covenants Of The Parties	39
5.1	Access and Investigation	39
5.2	Operation of Parent’s Business	39
5.3	Filings and Consents	41
5.4	SEC Filings; Stockholders Meetings	41
5.5	Securities Compliance; Blue Sky	42
5.6	Public Announcements	42
5.7	Affiliate Agreements and Voting Agreements	42
5.8	Best Efforts	43
5.9	Tax Matters	43

5.10	Nasdaq Listing.	43
5.11	Notification; Updates to Disclosure Schedule.	43
5.12	Employee Matters	44
5.13	Directors of Parent Post-Effective Time	44
5.14	Parent Adjusted Net Worth	44
5.15	No Negotiation	45
5.16	Registration Rights.	46
5.17	Indemnification.	46
SECTION 6.	Conditions Precedent To Obligations Of Parent And Merger Sub	47
6.1	Accuracy of Representations	47
6.2	Performance of Covenants	47
6.3	Consents	47
6.4	Agreements and Documents	47
6.5	Questionnaires	48
6.6	FIRPTA Compliance	48
6.7	No Restraints	48
6.8	No Legal Proceedings	48
6.9	No Material Adverse Effect	48
6.10	Opinion of Financial Advisor	49
6.11	Audited Financial Statements	49
6.12	Sale of Certain Parent Assets	49
6.13	Stockholder Approval	49
6.14	Financing.	49
6.15	Conversion of Certain Company Debt	49
SECTION 7.	Conditions Precedent To Obligations Of The Company	49
7.1	Accuracy of Representations	49
7.2	Performance of Covenants	49
7.3	Agreements and Documents	49
7.4	Sale of Certain Parent Assets	50
7.5	No Legal Proceedings	50
7.6	No Material Adverse Effect	50
7.7	No Restraints	50
7.8	Consents.	50
7.9	Resignations.	50
7.10	Sale of Certain Parent Assets	50
7.11	Stockholder Approval.	50
SECTION 8.	Termination	50

8.1	Termination Events	50
8.2	Termination Procedures	51
8.3	Effect of Termination	51
8.4	Termination Fee.	51
SECTION 9.	Miscellaneous Provisions	51
9.1	Further Assurances	51
9.2	No Survival of Representations and Warranties	51
9.3	Fees and Expenses	52
9.4	Attorneys’ Fees	52
9.5	Notices	52
9.6	Headings	53
9.7	Counterparts	53
9.8	Governing Law	53
9.9	Successors and Assigns	53
9.10	Remedies Cumulative; Specific Performance	53
9.11	Waiver	53
9.12	Amendments	53
9.13	Severability	54
9.14	Parties in Interest	54
9.15	Entire Agreement	54
9.16	Construction	54
9.17	CIRCULAR 230 DISCLAIMER	54

AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION

This Agreement And Plan Of Merger And Reorganization (“Agreement”) is made and entered into as of January 19, 2007, by and among: SBE, Inc., a Delaware corporation (“Parent”); Cold Winter Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”); and Neonode Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A and Exhibit C.

Recitals

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”). Upon consummation of the Merger, Merger Sub shall be merged with and into the Company, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

D. Parent has agreed to sell a substantial portion of its assets to One Stop Systems, Inc. (“One Stop”), a Delaware corporation (the “Disposition”) pursuant to Agreement for Purchase and Sale of Assets dated January 11, 2007 between Parent and One Stop (the “One Stop Agreement”).

E. The Company plans to issue the New Notes in a private placement (the “Bridge Note Placement”).

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

DESCRIPTION OF TRANSACTION

Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company will become a wholly owned subsidiary of Parent (the “Surviving Entity”).

Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hahn & Hessen LLP, 488 Madison Avenue, New York, NY 10022 at 10:00 a.m. on a date to be designated jointly by the Company and Parent (the “Scheduled Closing Time”), which shall be no later than two business days after the last condition set forth in Sections 6 and 7 has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the applicable requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of Delaware (the “Effective Time”).

Certificate of Incorporation and Bylaws. Unless otherwise determined by mutual written consent of Parent and the Company prior to the Effective Time, immediately upon the Closing:

the certificate of incorporation of the Surviving Entity shall be amended to be identical to the certificate of incorporation of Merger Sub, except that the name of the Surviving Entity shall be Neonode Inc.; and

the bylaws of the Surviving Entity shall be amended to be identical to the bylaws of Merger Sub.

Conversion of Shares.

At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Number of shares of Parent Common Stock; and

each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Entity.

The Applicable Number shall be the quotient obtained by dividing Merger Consideration (as defined below) by Company Shares (as defined below). For the purposes of this formula:

Applicable Number = Merger Consideration ÷ Company Shares;

Company Shares = the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares issued upon conversion of the Bridge Notes, the Petrus Note and the Convertible Almi Note);

Merger Consideration = Total Shares less Parent Shares;

Parent Shares = the total number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time;

Total Shares = Parent Shares ÷ (Value of Parent ÷ (Value of Parent + $15,330,150 + total exercise price paid between the date of this Agreement and the Effective Time upon exercise of Company Options and Existing Warrants + total principal amount and accrued interest of the Bridge Notes issued and outstanding immediately prior to the Effective Time));

Value of Parent = $5,000,000 - Adjusted Net Worth Shortfall; and

Adjusted Net Worth Shortfall shall mean the difference, but not less than $0, between $4,000,000 and the Adjusted Net Worth amount set forth in the Net Worth Certificate.

If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

Employee Stock Options.

At the Effective Time, each stock option that is then outstanding under the Company Option Plan, whether vested or unvested (a “Company Option”), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company Option Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Number, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Number, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time; provided further, that in no event shall any assumed Company Option have a term in excess of ten years.

The Company and Parent shall take all action that may be necessary (under the Company Option Plan and otherwise) to effectuate the provisions of this Section 1.6.

Promptly following the Closing, Parent will deliver to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option (the “Option Assumption Notice”).

Company Warrants. All Company Warrants outstanding as of the Effective Time shall be assumed by Parent, and each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in such Company Warrant immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (a) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Applicable Number, rounded down to the nearest whole number of shares and (b) the per share exercise price for the shares issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Applicable Number, rounded up to the nearest whole cent. As soon as reasonably practicable following the Closing Date, Parent will issue to each person who holds an assumed Company Warrant a document evidencing the foregoing assumption of such Company Warrant by Parent (the “Warrant Assumption Document”).

Closing of the Company’s Transfer Books. At the Effective Time, holders of certificates representing shares of the Company’s capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company’s capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company’s capital stock (a “Company Stock Certificate”) is presented to the Surviving Entity or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

Exchange of Certificates.

As soon as practicable after the Effective Time, but in any event no more than ten business days after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent and referenced in the letter of transmittal, the holder of such Company Stock Certificate shall be entitled to receive from Parent, and Parent shall cause such holder to receive, in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender, a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit.

No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder’s Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq Capital Market or the OTC Bulletin Board, as applicable, for each of the 10 consecutive trading days immediately preceding the Closing Date.

Parent and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Entity may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Neither Parent nor the Surviving Entity shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

Each certificate for Parent Common Stock, Option Assumption Notice and Warrant Assumption Document shall bear appropriate legends (i) concerning the need for registration or an exemption from registration under the Securities Act prior to transfer of such Parent Common Stock, the Company Options and the Company Warrants; and (ii) the lock-up restrictions reflected in EXHIBIT D.

Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Each party to this Agreement acknowledges that it is responsible for determining the tax consequences of the Merger for itself and for its stockholders and that it has not relied on any other party to this Agreement, or any Representative of any other such party, in making such determination.

Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Entity and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

REPRESENTATIONS AND WARRANTIESOF THE COMPANY

Except as set forth in this Agreement or on the Company Disclosure Schedule, the Company represents and warrants as set forth below. Unless the context clearly requires otherwise, references in this Section 2 to the Company shall refer both to the Company and the Company’s wholly owned subsidiary, Neonode AB (the “Subsidiary”), considered both individually and in the aggregate, such that every representation shall be deemed made with respect to the Company and with respect to the Subsidiary and with respect to the Company and the Subsidiary on an aggregate or consolidated basis. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 2, and the disclosure in any paragraph shall qualify (a) the disclosure in the corresponding paragraph of this Section 2, and (b) the other paragraphs of this Section 2 to the extent it is clear from the reading of such disclosure that it also qualifies or applies to such paragraphs.

Due Organization; No Subsidiaries; Etc.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “Neonode Inc.” and “Neonode AB.”

The Company is qualified, authorized, registered or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification, authorization, registration or licensing necessary, except in such jurisdictions where the failure to do so has not had and will not have a Material Adverse Effect on the Company or its business. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Company Disclosure Schedule.

The Company does not own any controlling interest in any Entity other than the Subsidiary, a corporation organized under the laws of Sweden, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any other Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity, other than the Subsidiary. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities, other than the Subsidiary, in which it owns or has owned any equity interest.

Certificate of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (a) the Company’s certificate of incorporation and bylaws or comparable charter documents, including all amendments thereto; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company’s certificate of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company’s stockholders, the Company’s board of directors or any committee of the Company’s board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up to date and complete in all material respects, and, except as set forth in Part 2.2 of the Company Disclosure Schedule, have been maintained in accordance with prudent business practices.

Capitalization, Etc.

The authorized capital stock of the Company consists of: (i) 6,500,000 shares of Common Stock (par value $0.01 per share), of which 2,911,217 shares have been issued and are outstanding on the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option that is held by the Company and to which any of such shares is subject. All of the outstanding shares of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially and of record by the Company.

The Company has reserved 600,000 shares of Company Common Stock for issuance under the Company Option Plan, of which 434,000 shares are reserved for issuance upon exercise of outstanding options. Part 2.3 of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an “incentive stock option” as defined in Section 422 of the Code. The Company has reserved 2,229,843 shares of Company Common Stock for issuance upon conversion of the Bridge Notes, Petrus Note, Convertible Almi Note and Petrus Interest immediately prior to the Merger and an additional 1,147,421 shares for issuance upon exercise of Company Investor Warrants issuable upon such conversion. The Company has reserved 171,219 shares of Company Common Stock for issuance upon exercise of Existing Warrants. Except as set forth in this Section 2.3(b), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) except as set forth in Part 2.3(b) of the Company Disclosure Schedule, to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding Existing Warrants, Bridge Notes, the Petrus Note and the Convertible Almi Note have been issued or granted, and all Company Investor Warrants and shares issuable upon conversion of the Bridge Notes, the Petrus Note and the Convertible Almi Note will be issued or granted, in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

As of the date hereof, the date the Information Statement is delivered to the Company’s stockholders and the Closing Date, each Person that held shares of Company Common Stock immediately prior to the Closing is a resident of the state or foreign country, as the case may be, set forth opposite such Person’s name on Part 2.3(e) of the Company Disclosure Schedule, as such Schedule may be updated from time to time prior to the Closing to reflect any relocations by Company stockholders that may occur.

Financial Statements

The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements”):

The unaudited consolidated balance sheets of the Company as of December 31, 2004 and 2005, and the related unaudited income statements, statements of stockholders’ equity and statements of cash flows of the Company for the years then ended; and

the unaudited balance sheet of the Company (the “Unaudited Interim Balance Sheet”) as of September 30, 2006 (the “Interim Statement Date”), and the related unaudited statements of income, cash flows and stockholders’ equity of the Company for the nine months then ended.

The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as permitted by GAAP and except that the financial statements referred to in Section 2.4(a)(ii) do not contain all footnotes required by GAAP and are subject to normal and recurring year-end audit adjustments, which are not expected, individually or in the aggregate, to be material in magnitude).

Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since the Interim Statement Date through the date of this Agreement:

there has not been any Material Adverse Effect on the Company, and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

there has not been any material Damage, or any material interruption in the use of, any of the Company’s assets (whether or not covered by insurance);

the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and Company Warrants), (ii) any option or right to acquire any capital stock or any other security (except for Company Options and Company Warrants), or (iii) any other instrument convertible into or exchangeable for any capital stock or other security;

the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Company Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

there has been no amendment to the Company’s certificate of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since the Interim Statement Date, exceeds $25,000;

the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Company Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company’s past practices;

the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, in each case in excess of $10,000;

the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company’s past practices;

the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

the Company has not changed any of its methods of accounting or accounting practices in any respect;

the Company has not made any Tax election;

the Company has not commenced or settled any Legal Proceeding;

the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

the Company has not agreed or committed to take any of the actions referred to in clauses “(c)” through “(r)” above.

Title to Assets.

The Company owns, and has good, valid and marketable title to, all assets that are material to the Company’s business and purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7 and 2.9 of the Company Disclosure Schedule and all of the Company’s rights under the Contracts identified in Part 2.10 of the Company Disclosure Schedule; and (iii) all other assets reflected in the Company’s books and records as being owned by the Company. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

Part 2.6 of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company, in each case, having a value, individually, in excess of $25,000.

Receivables. Except as set forth in Part 2.7 of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Interim Statement Date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $5,000 in the aggregate).

Equipment; Leasehold.

All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company’s business in the manner in which such business is currently being conducted.

The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.8 of the Company Disclosure Schedule.

Intellectual Property

For purposes of this Agreement, “Proprietary Assets” shall mean all right, title and interest of the Company and the Subsidiaries in and to the following items or types of property: (i) every patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset other than goodwill; and (ii) all licenses and other rights to use or exploit any of the foregoing.

Except as set forth in the Company Disclosure Schedule, each of the Company or its Subsidiaries: has good, valid and marketable title to each of the Proprietary Assets owned by it, free and clear of all liens and other encumbrances; has a valid right to use all Proprietary Assets owned by third parties; and is not obligated to make any payment to any Person for the use of any Proprietary Asset except as set forth in the applicable license agreement. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has developed jointly with any other Person any material Proprietary Asset with respect to which such other Person has any rights.

Each of the Company and its Subsidiaries has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (other than pursuant to license agreements identified in the Company Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company and its Subsidiaries, except in the ordinary course of its business or (iii) any patent applications (except as required by law).

To the knowledge of the Company, (i) none of the Proprietary Assets of the Company and its Subsidiaries infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) neither the Company nor any Subsidiary is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company or any of its Subsidiaries.

Except as set forth in the Company Disclosure Schedule, excluding warranty claims received by Company or any of its Subsidiaries in the ordinary course of business, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company or any of its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

To the knowledge of the Company, the Proprietary Assets of the Company and its Subsidiaries constitute all the Proprietary Assets necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been and are being conducted. Except as set forth in the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary has licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis and (ii) neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting such entity’s ability to exploit fully any of such entity’s material Proprietary Assets or to transact business in any material market or geographical area or with any Person.

Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

Contracts.

Part 2.10 of the Company Disclosure Schedule identifies:

each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property or Intellectual Property Right;

each Company Contract imposing any restriction on the Company’s right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

each Company Contract relating to the acquisition, issuance or transfer of any securities;

each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

each Company Contract involving or incorporating any guaranty of indebtedness, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Company Party (as defined in Section 2.18);

any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

(Contracts in the respective categories described in clauses “(i)” through “(x)” above are referred to in this Agreement as “Material Company Contracts.”)

The Company has delivered to Parent accurate and complete copies of all written Material Company Contracts identified in Part 2.10 of the Company Disclosure Schedule, including all amendments thereto. Part 2.10 of the Company Disclosure Schedule provides an accurate description of the terms of each Material Company Contract that is not in written form. To the knowledge of the Company, each Material Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Except as set forth in Part 2.10(c) of the Company Disclosure Schedule:

the Company has not materially violated or breached, or committed any material default under, any Material Company Contract, and, to the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Material Company Contract;

to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the material provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

the Company has never received any written notice or, to the knowledge of the Company, other communication regarding any actual or possible violation or breach of, or default under, any Material Company Contract; and

the Company has not knowingly waived any of its material rights under any Material Company Contract.

No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Company Contract or any other material term or provision of any Material Company Contract.

The Contracts identified in Part 2.10(e) of the Company Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted,

Where applicable, Part 2.10(f) of the Company Disclosure Schedule provides an accurate description and breakdown of the Company’s backlog under Material Company Contracts.

Except as set forth in Part 2.10(g) of the Company Disclosure Schedule, the Company does not, and has never, entered into, bid for, had any interest in or been determined to be noncompliant with any Government Contract. The Company has not made, or participated in any way in, any Government Bid. Neither the Company nor any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company. The Company has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement.

Except where the failure to comply has not had a Material Adverse Effect on the Company, the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intellectual Property.

Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the “liabilities” column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since the Interim Statement Date in the ordinary course of business and consistent with the Company’s past practices; (c) liabilities under Company Contracts in accordance with the terms of such Company Contracts; (d) immaterial liabilities that are not required by GAAP to be disclosed on the Unaudited Interim Balance Sheet; and (e) the liabilities identified in Part 2.11 of the Company Disclosure Schedule.

Compliance with Legal Requirements. Except as set forth in Part 2.12 of the Company Disclosure Schedule, the Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. The Company has not received any written notice or, to the knowledge of the Company, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

Governmental Authorizations. Part 2.13 of the Company Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Company has not received any written notice or, to the knowledge of the Company, other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Tax Matters.

The Company has filed all material Tax Returns that it was required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

No director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Legal Proceedings with respect to Taxes are pending or being conducted with respect to the Company. The Company has not received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against the Company.

Part 2.14(d) of the Company Disclosure Schedule lists all Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject to audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 2000.

The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

The Company has not filed a consent under section 341(f) of the Code concerning collapsible corporations. The Company is not a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provisions of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company has (A) not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) no liability for the Taxes of any Person (other than the Company) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not participated in any “listed transactions” and “reportable transactions” within the meaning of Section 1.6011-4(6) of the United States Treasury Regulations.

The unpaid Taxes of the Company (A) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Unaudited Interim Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (A) change in method of accounting for taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in United States Treasury Regulations under section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code.

Employee and Labor Matters; Benefit Plans.

Part 2.15(a) of the Company Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee’s employment with the Company and accurately describes such benefits.

Except to the extent provided in the Swedish Employment Protection Act, the employment of each of the Company’s employees is terminable by the Company at will. The Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

To the knowledge of the Company:

no Key Employee of the Company intends to terminate his employment with the Company;

no Key Employee of the Company has received an offer to join a business that may be competitive with the Company’s business ; and

no Key Employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such Key Employee of any of his duties or responsibilities as a Key Employee of the Company; or (B) the Company’s business or operations .

Except as set forth in Part 2.15(d) of the Company Disclosure Schedule, the Company is not a party to or bound by any employment agreement or any union Contract, collective bargaining agreement or similar Contract.

Except as set forth in Part 2.15(e) of the Company Disclosure Schedule: the Company is not engaged, and the Company has never been engaged, in any unfair labor practice of any nature; there has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees; no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute; there are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company, threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Key Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

Except as set forth on Part 2.15(f) of the Company Disclosure Schedule, none of the current or former independent contractors of the Company could be reclassified as an employee. There are no, and at no time have there been any, independent contractors who have provided services to the Company or any Company Affiliate for a period of six consecutive months or longer. The Company has never had any temporary or leased Key Employees. No independent contractor of the Company is eligible to participate in any Company Employee Plan other than the Company Option Plan.

Part 2.15(g) of the Company Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

The Company has delivered to Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance Contracts; (iii) all written materials provided to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company or any Company Affiliate; (iv) all correspondence to or from any Governmental Body relating to any Company Employee Plan; (v) all insurance policies in the possession of the Company or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan. The Company has no Company Employee Plan subject to ERISA or the Code.

The Company and each of the Company Affiliates have performed all obligations required to be performed by them under each Company Employee Plan and are not in default or violation of, and the Company has no knowledge of any default or violation by any other party to, the terms of any Company Employee Plan, and each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements. There are no claims or Legal Proceedings pending, or, to the knowledge of the Company, threatened, or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Except as set forth in Part 2.15(i) of the Company Disclosure Schedule, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing upon fewer than 90 days’ notice, without liability to Parent, the Company or any Company Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Legal Proceedings pending or, to the knowledge of the Company, threatened by any Governmental Body with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Employee Plan. The Company and each Company Affiliate has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any pension plan or multiemployer employee benefit plan. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no transaction contemplated by this Agreement shall cause any such assets or insurance obligations to be less than such benefit obligations.

No Company Employee Plan provides (except at no cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Company or any Company Affiliate, neither the Company nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Key Employee (either individually or to Company Key Employees as a group) or any other Person that such Company Key Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

Except as set forth in Part 2.15(l) of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

Except as set forth in Part 2.15(m) of the Company Disclosure Schedule, the Company and each of the Company Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against the Company or any Company Affiliate under any worker’s compensation policy or long-term disability policy.

To the knowledge of the Company, no stockholder nor any Company Key Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Company or that would interfere with the business of the Company or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Company or any Company Affiliate as presently conducted nor any activity of such stockholder or Company Key Employees in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted will, to the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such stockholders or Company Key Employees is now bound.

Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any written notice or, to the knowledge of the Company, other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. There are no Governmental Authorizations currently held by the Company pursuant to Environmental Laws. This Section 2.16 contains the sole and exclusive representation and warranty of the Company with respect to the Company’s compliance with Environmental Laws.

Insurance. Except as set forth in Part 2.17 of the Company Disclosure Schedule, each insurance policy currently maintained by, at the expense of or for the benefit of the Company is in full force and effect. The Company has never received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

Related Party Transactions. No Related Company Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company. No Related Company Party is, or has at any time been, indebted to the Company. Except as set forth in Part 2.18 of the Company Disclosure Schedule, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company. To the knowledge of the Company, no Related Company Party is competing, or has at any time competed, directly or indirectly, with the Company. Except as set forth in Part 2.18 of the Company Disclosure Schedule, no Related Company Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a “Related Company Party”: (a) each individual who is, or who has at any time since incorporation of the Company been, an officer of the Company; (b) each member of the immediate family of each of the individuals referred to in clause “(a)” above; and (c) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses “(a)” and “(b)” above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

Legal Proceedings; Orders.

There is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

There is no order, writ, injunction, judgment or decree of any Governmental Body to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other Key Employee of the Company is subject to any such order, writ, injunction, judgment or decree that prohibits such officer or other Key Employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its board of directors and its stockholders . This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Non Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

contravene, conflict with or result in a violation of (i) any of the provisions of the Company’s certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company’s stockholders, the Company’s board of directors or any committee of the Company’s board of directors;

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned or used by the Company;

except as set forth in Part 2.21(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as described in Section 2.22 and Section 4.3, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the date hereof is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its stockholders.

No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that none of the Company or its Representatives or stockholders are making any representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Agreement (including any schedule or exhibit attached hereto) and in any certificate delivered pursuant hereto.

Full Disclosure. This Agreement (when read together with the Company Disclosure Schedule) does not, and the Company Closing Certificate (as defined in Section 6.4(c)) when read together with any disclosure provided by or on behalf of the Company under Section 5.10, will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact, in each case necessary in order to make the representations, warranties and information contained in this Agreement (including the Company Disclosure Schedule), in light of the circumstances under which such representations, warranties and information were provided, not false or misleading.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in this Agreement or the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as set forth below. The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 3, and the disclosure in any paragraph shall qualify (a) the disclosure in the corresponding paragraph of this Section 3, and (b) the other paragraphs of this Section 3 to the extent it is clear from the reading of such disclosure that it also qualifies or applies to such paragraphs.

Due Organization.

Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

Parent is qualified, authorized, registered or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification, authorization, registration or licensing necessary, except in such jurisdictions where the failure to do so has not had and will not have a Material Adverse Effect on Parent or its business. Parent is in good standing as a foreign corporation in each of the jurisdictions identified in Part 3.1 of the Parent Disclosure Schedule.

Other than Merger Sub and LAN Media Corporation, Parent does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any other Entity. Parent has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Parent has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest. Merger Sub and LAN Media Corporation do not own any assets that are material to Parent on a consolidated basis and conduct no business.

Certificate of Incorporation and Bylaws; Records. Parent has made available to the Company accurate and complete copies of: (a) the certificates of incorporation and bylaws or comparable charter documents of Parent and Merger Sub, including all amendments thereto; and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent and Merger Sub, the boards of directors of Parent and Merger Sub and all committees of the boards of directors of Parent and Merger Sub. There have been no formal meetings or other proceedings of the stockholders of Parent and Merger Sub, the boards of directors of Parent and Merger Sub or any committee of the boards of directors of Parent and Merger Sub that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of Parent’s and Merger Sub’s respective certificates of incorporation or bylaws, and neither Parent nor Merger Sub has taken any action that is inconsistent in any material respect with any resolution adopted by Parent’s and Merger Sub’s stockholders, Parent’s and Merger Sub’s boards of directors or any committee of Parent’s and Merger Sub’s boards of directors. The books of account, stock records, minute books and other records of Parent and Merger Sub are accurate, up to date and complete in all material respects, and, except as set forth in Part 3.2 of the Parent Disclosure Schedule, have been maintained in accordance with prudent business practices.

Capitalization, Etc.

The authorized capital stock of Parent consists of: (i) 25,000,000 shares of Common Stock (par value $0.001 per share), of which 11,101,554 shares have been issued and are outstanding on the date of this Agreement and (ii) 2,000,000 shares of convertible preferred stock (par value $0.001 per share), of which no share has been issued and is outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 3.3 of the Parent Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option that is held by Parent and to which any of such shares is subject. All of the outstanding shares of Merger Sub have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially and of record by Parent.

Parent has reserved 4,528,950 shares of Parent Common Stock for issuance under the Parent Option Plans, of which 2,983,287 shares are reserved for issuance upon exercise of outstanding options. Parent has reserved 1,030,000 shares of Parent Common Stock for issuance upon exercise of the Parent Warrants. Part 3.3(b) of the Parent Disclosure Schedule accurately sets forth, with respect to each Parent Option and Parent Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Parent Option or Parent Warrant; (ii) the total number of shares of Parent Common Stock that are subject to such Parent Option or Parent Warrant and the number of shares of Parent Common Stock with respect to which such Parent Option or Parent Warrant is immediately exercisable; (iii) the date on which such Parent Option or Parent Warrant was granted and the term of such Parent Option or Parent Warrant; (iv) the vesting schedule for such Parent Option; (v) the exercise price per share of Parent Common Stock purchasable under such Parent Option or Parent Warrant; and (vi) whether such Parent Option has been designated an “incentive stock option” as defined in Section 422 of the Code. Except as set forth in this Section 3.3(b) and in Section 5.14, other than this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

All outstanding shares of Parent Common Stock, all outstanding Parent Options and all outstanding Parent Warrants have been issued or granted, and the warrants described in Section 5.14 will be granted, in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

Since October 31, 2005, Parent has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of Parent.

SEC Filings; Financial Statements.

Parent has made available to the Company, by directing the Company to the SEC’s online EDGAR database, each report, registration statement and definitive proxy statement filed by Parent with the SEC since November 1, 2004 (the “Parent SEC Documents”). Since November 1, 2004, Parent has timely made all filings with the SEC required under the applicable requirements of the Securities Act or the Exchange Act. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes as permitted by Form 10-Q and the Exchange Act, and are subject to year-end audit adjustments; and (iii) are accurate and complete in all material respects and present fairly the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

Absence of Changes. Except as set forth in Part 3.5 of the Parent Disclosure Schedule, or as set forth in the Parent SEC Documents, and except as may otherwise be specifically contemplated by this Agreement or the One Stop Agreement, since July 31, 2006 through the date of this Agreement:

there has not been any Material Adverse Effect on Parent, and, to the knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent;

there has not been any material Damage, or any material interruption in the use of, any of Parent’s assets (whether or not covered by insurance);

Parent has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities and, except in compliance with Section 5.2(d), has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and;

Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued under, or upon exercise of options granted under, the Parent Option Plans), (ii) any option or right to acquire any capital stock or any other security (except for options granted under the Parent Option Plans and as set forth in Section 5.14), or (iii) any other instrument convertible into or exchangeable for any capital stock or other security;

Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Parent Option Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option, or (iii) any restricted stock purchase agreement;

there has been no amendment to Parent’s certificate of incorporation or bylaws, and Parent has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

Parent has not formed any subsidiary other than Merger Sub or acquired any equity interest or other interest in any other Entity;

Parent has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Parent since October 31, 2006, exceeds $25,000;

Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Parent Contract (as defined in Section 3.9(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

Parent has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with Parent’s past practices;

Parent has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, in each case in excess of $10,000;

Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Parent’s past practices;

Parent has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

Parent has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or Key Employees;

Parent has not changed any of its methods of accounting or accounting practices in any respect;

Parent has not made any Tax election;

Parent has not commenced or settled any Legal Proceeding;

Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

Parent has not agreed or committed to take any of the actions referred to in clauses “(c)” through “(r)” above.

Title to Assets. Except as may result from completion of the Disposition and any sale or shutdown of Parent’s remaining business operations, Parent owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on its most recent balance sheet contained in the SEC Documents; (ii) all assets referred to in Part 3.7 of the Parent Disclosure Schedule and all of Parent’s rights under the Contracts identified in Part 3.9 of the Parent Disclosure Schedule; and (iii) all other assets reflected in Parent’s books and records as being owned by Parent. Except as set forth in Part 3.6 of the Parent Disclosure Schedule, all of said assets are owned by Parent free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

Bank Accounts; Receivables

Part 3.7(a) of the Parent Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Parent at any bank or other financial institution.

Part 3.7(b) of the Parent Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Parent as of the Interim Statement Date.

Except as set forth in Part 3.7 of the Parent Disclosure Schedule, all existing accounts receivable of Parent (including those accounts receivable reflected on the October 31, 2006 balance sheet included in the Parent SEC Documents that have not yet been collected and those accounts receivable that have arisen since October 31, 2006 and have not yet been collected, in each case excluding accounts receivable that are to be sold in the Disposition) (i) represent valid obligations of customers of Parent arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $5,000 in the aggregate).

Leasehold. Parent does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 3.8 of the Parent Disclosure Schedule (which leasehold will be assumed by One Stop pursuant to the One Stop Agreement).

Contracts

Part 3.9 of the Parent Disclosure Schedule identifies the following Parent Contracts, excluding Parent Contracts that are terminated or fully performed as of the date of this Agreement without any material future liability to Parent or will be assumed by One Stop pursuant to the One Stop Agreement:

each Parent Contract relating to the employment of, or the performance of services by, any current Key Employee, consultant or independent contractor, other than offer letters that contain no severance or acceleration of vesting benefits;

each Parent Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property or Intellectual Property Right;

each Parent Contract imposing any restriction on Parent’s right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

each Parent Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

each Parent Contract relating to the acquisition, issuance or transfer of any securities;

each Parent Contract relating to the creation of any Encumbrance with respect to any material asset of Parent;

each Parent Contract involving or incorporating any guaranty of indebtedness, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

each Parent Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

each Parent Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Affiliate of Parent;

any other Parent Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts required to be set forth in Part 3.9 of the Disclosure Schedule are referred to in this Agreement as “Material Parent Contracts.”)

Parent has delivered or made available to Company accurate and complete copies of all written Material Parent Contracts identified in Part 3.9 of the Parent Disclosure Schedule, including all amendments thereto. Part 3.9 of the Parent Disclosure Schedule provides an accurate description of the terms of each Material Parent Contract that is not in written form. To the knowledge of Parent, each Material Parent Contract is valid and in full force and effect, and is enforceable by Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Except as set forth in Part 3.9(c) of the Parent Disclosure Schedule:

Parent has not materially violated or breached, or committed any material default under, any Material Parent Contract, and, to the knowledge of Parent, no other Person has materially violated or breached, or committed any material default under, any Material Parent Contract;

to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the material provisions of any Material Parent Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Parent Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Parent Contract, or (D) give any Person the right to cancel, terminate or modify any Material Parent Contract;

Parent has never received any written notice or, to the knowledge of Parent, other communication regarding any actual or possible violation or breach of, or default under, any Material Parent Contract; and

Parent has not knowingly waived any of its material rights under any Material Parent Contract.

No Person is renegotiating, or has a right pursuant to the terms of any Parent Contract to renegotiate, any amount paid or payable to Parent under any Material Parent Contract or any other material term or provision of any Material Parent Contract.

Except as set forth in Part 3.9(e) of the Parent Disclosure Schedule, since November 1, 2001: (i) Parent has never entered into or bid for, had any interest in or been determined to be noncompliant with, any Government Contract; (ii) Parent has not made, or participated in any way in, any Government Bid; (iii) neither Parent nor any of its Key Employees has been debarred or suspended from doing business with any Governmental Body, and, to the knowledge of Parent, no circumstances exist that would warrant the institution of debarment or suspension proceedings against Parent or any Key Employee of Parent; and (iv) Parent has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement.

Except where the failure to comply has not had a Material Adverse Effect on Parent, Parent has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intellectual Property.

Liabilities. Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the “liabilities” column of the most recent balance sheet contained in the Parent SEC Documents; (b) accounts payable or accrued salaries that have been incurred by Parent since July 31, 2006 in the ordinary course of business and consistent with Parent’s past practices; (c) liabilities under Parent Contracts in accordance with the terms of such Parent Contracts; and (d) the liabilities identified in Part 3.10 of the Parent Disclosure Schedule.

Compliance with Legal Requirements. Except as set forth in Part 3.11 of the Parent Disclosure Schedule, Parent is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Parent has not received any written notice or, to the knowledge of Parent, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

Governmental Authorizations. Part 3.12 of the Parent Disclosure Schedule identifies each material Governmental Authorization that will be held by Parent after the Disposition, and Parent has delivered to the Company accurate and complete copies of all Governmental Authorizations identified in Part 3.12 of the Parent Disclosure Schedule. The Governmental Authorizations identified in Part 3.12 of the Parent Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business will be conducted after the Disposition. Parent is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 3.12 of the Parent Disclosure Schedule. Parent has not received any written notice or, to the knowledge of Parent, other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Tax Matters.

Parent has filed all material Tax Returns that it was required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by Parent (whether or not shown on any Tax Return) have been paid. Parent is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent.

Parent has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Key Employee, independent contractor, creditor, stockholder or other third party.

No director or officer (or Key Employee responsible for Tax matters) of Parent expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Legal Proceedings with respect to Taxes are pending or being conducted with respect to Parent. Parent has not received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against Parent.

Part 3.13(d) of the Parent Disclosure Schedule lists all Tax Returns filed with respect to Parent for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject to audit. Parent has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Parent filed or received since December 31, 2000.

Parent has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

Parent has not filed a consent under section 341(f) of the Code concerning collapsible corporations. Parent is not a party to any Contract that has resulted or would reasonable be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provisions of state, local or foreign Tax law). Parent has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Parent has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. Parent is not a party to or bound by any Tax allocation or sharing agreement. Parent has (A) not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) no liability for the Taxes of any Person (other than Parent) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Parent has not participated in any “listed transactions” and “reportable transactions” within the meaning of Treasury regulation Section 1.6011-4(6).

The unpaid Taxes of Parent (A) did not, as of July 31, 2006, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the July 31, 2006 balance sheet included in Parent SEC Documents, and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Returns. Since July 31, 2006, Parent has not incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

Parent will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (A) change in method of accounting for taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in United States Treasury Regulations under section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

Parent has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code.

Employee and Labor Matters; Benefit Plans.

Part 3.14(a) of the Parent Disclosure Schedule accurately identifies each former employee of Parent who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from Parent or otherwise) relating to such former employee’s employment with Parent and accurately describes such benefits.

The employment of each of Parent’s employees is terminable by Parent at will. Parent has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of Parent.

To the knowledge of Parent, no Key Employee of Parent is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (i) the performance by such Key Employee of any of his duties or responsibilities as a Key Employee of Parent; or (ii) Parent’s business or operations .

Except as set forth in Part 3.14(g) of the Parent Disclosure Schedule, Parent is not a party to or bound by any employment agreement (other than offer letters without severance or acceleration of vesting benefits) or any union Contract, collective bargaining agreement or similar Contract.

Except as set forth in Part 3.14(e) of the Parent Disclosure Schedule: Parent is not engaged, and Parent has never been engaged, in any unfair labor practice of any nature; there has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting Parent or any of its employees; there are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Parent Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

None of the current or former independent contractors of Parent could be reclassified as an employee. There are no, and at no time since November 1, 2001 have there been any, independent contractors who have provided services to Parent or any Parent Affiliate for a period of six consecutive months or longer. Parent has not had since November 1, 2001 any temporary or leased Key Employees. No independent contractor of Parent is eligible to participate in any Parent Employee Plan other than Parent Option Plans.

Part 3.14(g) of the Parent Disclosure Schedule contains an accurate and complete list as of the date hereof of each Parent Employee Plan and each Parent Employee Agreement. Except as set forth in Section 5.14, Parent does not intend nor has it committed to establish or enter into any new Parent Employee Plan or Parent Employee Agreement, or to modify any Parent Employee Plan or Parent Employee Agreement (except to increase the shares reserved under Parent’s 2006 Equity Incentive Plan (as described in the Parent SEC Documents) or conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to the Company in writing or as required by this Agreement).

Parent has made available to Parent: (i) correct and complete copies of all documents setting forth the terms of each current Parent Employee Plan and each Parent Employee Agreement currently in effect, including all amendments thereto and all related trust documents; (ii) all material written Contracts relating to each such Parent Employee Plan, including administrative service agreements and group insurance Contracts; (iii) all written materials provided to any Parent Employee relating to any current Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to Parent or any Parent Affiliate; (iv) all correspondence to or from any Governmental Body since November 1, 2001 relating to any Parent Employee Plan; (v) all current insurance policies in the possession of Parent or any Parent Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Parent Employee Plan.

The Parent and each of Parent Affiliates have performed in all material respects all obligations required to be performed by them under each Parent Employee Plan and are not in default or violation of, and Parent has no knowledge of any default or violation by any other party to, the terms of any Parent Employee Plan, and each Parent Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements. Any Parent Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan. There are no claims or Legal Proceedings pending, or, to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits), against any Parent Employee Plan or against the assets of any Parent Employee Plan. Except as set forth in Part 3.14(i) of the Parent Disclosure Schedule, each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, Parent or any Parent Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Legal Proceedings pending or, to the knowledge of Parent, threatened by any Governmental Body with respect to any Parent Employee Plan. Neither Parent nor any Parent Affiliate has ever incurred any penalty or tax with respect to any Parent Employee Plan. The Parent and each Parent Affiliate has made all contributions and other payments required by and due under the terms of each Parent Employee Plan.

Since November 1, 2001, neither Parent nor any Parent Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Parent Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA or (iii) Foreign Plan. Neither Parent nor any Parent Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Parent Pension Plan in which stock of Parent or any Parent Affiliate is or was held as a plan asset.

No Parent Employee Plan provides (except at no cost to Parent or any Parent Affiliate), or reflects or represents any liability of Parent or any Parent Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to Parent or any Parent Affiliate, neither Parent nor any Parent Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Parent Employees as a group) or any other Person that such Parent Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

Except as set forth in Part 3.14(l) of the Parent Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee.

Except as set forth in Part 3.14(m) of the Parent Disclosure Schedule, Parent and each of Parent Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Parent Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of Parent, threatened or reasonably anticipated claims or Legal Proceedings against Parent or any Parent Affiliate under any worker’s compensation policy or long-term disability policy.

To the knowledge of Parent, no stockholder or any Parent Key Employee is obligated under any Contract or subject to any judgment, decree or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of Parent or that would interfere with the business of Parent or any Parent Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of Parent or any Parent Affiliate as presently conducted nor any activity of such stockholder or Parent Key Employees in connection with the carrying on of the business of Parent or any Parent Affiliate as presently conducted will, to the knowledge of Parent, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such stockholders or Parent Key Employees is now bound.

Environmental Matters. The Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Since November 1, 2001, Parent has not received any written notice or, to the knowledge of Parent, other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with Parent’s compliance with any Environmental Law in the future. To the knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law. There are no Governmental Authorizations currently held by Parent pursuant to Environmental Laws. This Section 3.15 contains the sole and exclusive representation and warranty of Parent with respect to Parent’s compliance with Environmental Laws.

Insurance. Except as set forth in Part 3.16 of the Parent Disclosure Schedule, each insurance policy currently maintained by, at the expense of or for the benefit of Parent is in full force and effect. The Parent has never received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

Legal Proceedings; Orders. There is no pending Legal Proceeding, and (to the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

There is no order, writ, injunction, judgment or decree of any Governmental Body to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or other Key Employee of Parent is subject to any such order, writ, injunction, judgment or decree that prohibits such officer or other Key Employee from engaging in or continuing any conduct, activity or practice relating to Parent’s business.

Non Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

contravene, conflict with or result in a violation of (i) any of the provisions of Parent’s certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent’s stockholders, Parent’s board of directors or any committee of Parent’s board of directors;

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent’s business or to any of the assets owned or used by Parent;

except as set forth in Part 3.18(d) of the Parent Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Parent Contract, (ii) accelerate the maturity or performance of any Material Parent Contract, or (iii) cancel, terminate or modify any Material Parent Contract; or

result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

Except as described in Section 3.18 and Section 3.19, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission and any required state filings.

Parent Stockholder Approval Required. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent’s capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or any of its stockholders.

Full Disclosure. This Agreement (when read together with the Parent Disclosure Schedule and Parent SEC Documents) does not, and the Parent Closing Certificate when read together with any disclosure provided by or on behalf of Parent under Section 5.9(b), will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact, in each case necessary in order to make the representations, warranties and information contained in this Agreement (including the Parent Disclosure Schedule and Parent SEC Documents), in light of the circumstances under which such representations, warranties and information were provided, not false or misleading.

CERTAIN COVENANTS OF THE COMPANY

Access and Investigation. During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent’s Representatives with reasonable access to the Company’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent’s Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

Operation of the Company’s Business. During the Pre-Closing Period:

the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and Key Employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

the Company shall keep in full force all insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

the Company shall cause its officers to report regularly (but in no event less frequently than monthly) to Parent concerning the status of the Company’s business;

the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees upon the exercise of outstanding Company Options or to holders of warrants upon the exercise of Company Warrants);

the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of the Company Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

the Company shall not amend or permit the adoption of any amendment to the Company’s certificate of incorporation (except to increase the number of shares of Company Common Stock authorized to 10,000,000 shares) or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company between the date hereof and Closing, do not exceed $350,000 per month on a cumulative basis;

the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Company Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

the Company shall not (i) establish, adopt or amend any Employee Benefit Plan or (ii) pay any bonus or make any profit sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or Key Employees;

the Company shall not change any of its methods of accounting or accounting practices in any material respect;

the Company shall not make any Tax election;

the Company shall not commence or settle any material Legal Proceeding; and

the Company shall not agree or commit to take any of the actions described in clauses “(e)” through “(q)” above.

Notwithstanding the foregoing, the Company may take any action described in clauses “(e)” through “(r)” above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent’s withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

Bridge Note Placement. The Company shall use its reasonable best efforts to complete the Bridge Note Placement within 14 days after the date hereof.

COVENANTS OF PARENT; ADDITIONAL COVENANTS OF THE PARTIES

Access and Investigation. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company’s Representatives with reasonable access to Parent’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company’s Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.

Operation of Parent’s Business. During the Pre-Closing Period, except as may be required pursuant to the One Stop Agreement or as may otherwise be specifically contemplated by this Agreement:

Parent shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, but shall use its reasonable efforts to complete the Disposition and to sell or shut down its remaining business operations as soon as practicable after the date hereof;

Parent (i) shall keep in full force all insurance policies identified in Part 3.16 of the Parent Disclosure Schedule, except to the extent such policies expire or are no longer needed as a result of the Disposition and/or any sale or shut-down of Parent’s remaining business operations, (ii) shall use its reasonable best efforts to obtain director’s and officer’s insurance coverage for directors and officers of Parent after giving effect to the Merger substantially similar to Parent’s current coverage and (iii) shall obtain tail (“D&O Tail”) on its current director’s and officer’s insurance policy for at least three years following Closing;

Parent shall cause its officers to report regularly (but in no event less frequently than monthly) to the Company concerning the status of Parent’s business;

Except to the extent Parent’s Adjusted Net Worth reflected in the Net Worth Certificate would otherwise exceed $5,000,000, Parent shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that Parent may repurchase Parent Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

Except as set forth in Section 5.14, Parent shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to issue Parent Common Stock upon the exercise of outstanding Parent Options or outstanding warrants to purchase Parent Common Stock);

Parent shall not amend or waive any of its rights under (i) any provision of the Parent Option Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option, or (iii) any provision of any restricted stock purchase agreement;

Parent shall not amend or permit the adoption of any amendment to Parent’s certificate of incorporation or bylaws, or effect or permit Parent to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split or similar transaction, except that Parent shall be permitted to effect one or more reverse stock splits as it may determine necessary or appropriate to maintain listing of the Parent Common Stock on the Nasdaq Capital Market;

Parent shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

Parent shall not make any capital expenditure except in the ordinary course of its business in a manner that is not inconsistent with its plan to complete the Disposition and to sell or shut down its remaining business operations as soon as practicable after the date hereof;

Parent shall not (i) acquire, lease or license any right or other asset (other than cash or cash equivalents) from any other person, or (ii) waive or relinquish any right except in the ordinary course of its business in a manner that is not inconsistent with its plan to complete the Disposition and to sell or shut down its remaining business operations as soon as practicable after the date hereof;

Parent shall not (i) lend money to any Person (except that Parent may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

Parent shall not (i) establish, adopt or (except as set forth in Section 5.14) amend any Parent Employee Plan, or (ii) pay any bonus or make any profit sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its Key Employees; provided, however, that Parent in its discretion may make severance payments to departing executive officers if (i) such officers execute binding general releases of claims in favor of Parent prior to receiving such payments and (ii) such payments are reflected in the Net Worth Certificate;

Parent shall not change any of its methods of accounting or accounting practices in any material respect;

Parent shall not make any Tax election;

Parent shall not commence or settle any material Legal Proceeding; and

Parent shall not agree or commit to take any of the actions described in clauses “(d)” through “(n)” above.

Notwithstanding the foregoing, Parent may take any action described in clauses “(d)” through “(o)” above if the Company gives its prior written consent to the taking of such action by Parent, which consent will not be unreasonably withheld (it being understood that the Company’s withholding of consent to any action will not be deemed unreasonable if the Company determines in good faith that the taking of such action would not be in the best interests of the Company or would not be in the best interests of Parent).

Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon reasonable request) promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

SEC Filings; Stockholders Meetings. F. As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a proxy statement with respect to the Parent Stockholder Approval and the transactions contemplated hereby (the “Proxy Statement”). Parent shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent will use its reasonable best efforts to cause the Proxy Statement to be mailed to Parent’s stockholders. The Company shall promptly furnish to Parent all information concerning the Company and the Company’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.5. No filing of, or amendment or supplement to the Proxy Statement will be made by Parent, without providing the Company and its counsel a reasonable opportunity to review and comment thereon. The Company agrees to advise Parent promptly if, at any time prior to the Parent Stockholders Meeting, any information provided by them in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. If any event relating to the Company occurs, or if the Company becomes aware of any information that should be disclosed in an amendment to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC.

The Company shall, as soon as practicable following the date of this Agreement, establish a record date for and promptly take any and all actions in connection therewith, including preparing and delivering to its stockholders an information statement (the “Information Statement”), based on the Proxy Statement and duly call, give notice of, convene and hold, a meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval. Parent agrees to advise the Company promptly if, at any time prior to the Company Stockholders Meeting, any information provided by them in the Information Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. If any event relating to Parent occurs, or if Parent becomes aware of any information that should be disclosed in an amendment to the Information Statement, then Parent shall promptly inform the Company thereof and shall cooperate with the Company in preparing an amendment to the Information Statement. Except as may be permitted by Section 5.17, the Company shall, through the Company’s Board of Directors, recommend to its stockholders adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 5.4(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any proposal regarding an Acquisition Transaction or (ii) any Adverse Recommendation Change.

Parent shall, as soon as practicable following the date of this Agreement, establish a record date for and promptly take any and all actions in connection therewith, and duly call, give notice of, convene and hold, a meeting of its stockholders (the “Parent Stockholders Meeting”) solely for the purpose of obtaining the Parent Stockholder Approval. Except as may be permitted by Section 5.17, Parent shall, through Parent’s Board of Directors, recommend to its stockholders adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent’s obligations pursuant to the first sentence of this Section 5.4(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent of any proposal regarding an Acquisition Transaction or (ii) any Adverse Recommendation Change.

Securities Compliance; Blue Sky. Parent and the Company shall take such action as Parent shall reasonably determine to be necessary in order for the issuance of the Parent Common Stock in connection with the Merger under Regulation S and Rule 506 under the Securities Act and applicable foreign and state securities or “Blue Sky” laws; provided, however, that Parent shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction. To that end, without limitation, (a) the Company shall use its reasonable best efforts to cause each stockholder that is a U.S. Person (as defined in Regulation S of the SEC) and that Parent determines is not an “accredited investor” and is not “sophisticated” within the meaning of Rule 506 under the Securities Act to appoint a “purchaser representative” in accordance with Rule 501(h) under the Securities Act, (b) the Company shall use its reasonable best efforts to cause such purchaser representative to make such disclosures as may be required under Rule 501(h) under the Securities Act and (c) the Company shall use its reasonable best efforts to cause each other stockholder to certify to Parent that it is either (1) not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person; or (2) is an accredited investor.

Public Announcements. During the Pre-Closing Period, except as may be required by law, Legal Proceeding or Nasdaq listing requirement, the Company and Parent shall not issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party’s prior written consent, which consent shall be unreasonably withheld.

Affiliate Agreements and Voting Agreements. Upon the execution of this Agreement, the Company shall cause the holders of at least 67% of the Company Common Stock outstanding on the date of this Agreement, all directors and executive officers of the Company and each holder of a promissory note evidencing indebtedness by the Company to execute and deliver to Parent a voting agreement in form and substance reasonably acceptable to Parent. The Company shall use its reasonable best efforts to cause each director, executive officer and other person owning at least 10% of the Company Common Stock immediately prior to the Closing (plus any other stockholder of the Company who reasonably may be viewed as an “affiliate” of the Company within the meaning of the federal securities laws) to deliver an affiliate agreement in form and substance reasonably acceptable to Parent as soon as practicable after the date of this Agreement.

Best Efforts. During the Pre-Closing Period, (a) the Company shall use its reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

Tax Matters.

At the Closing, the Company shall deliver to (a) Parent a statement in the form agreed upon by Parent and the Company prior to the execution hereof and (b) the IRS the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

Parent and the Company agree to report the Merger as a reorganization within the meaning of Section 368(a) of the Code for all tax purposes. Parent shall not take any action, or fail to take any action, and will cause the Company and the Surviving Entity after the Closing, not to take any action or fail to take any action, that could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither the Parent nor the Surviving Entity will make an election to treat the Surviving Entity, or take any action that may cause the Surviving Entity to be treated, as an association or otherwise as an entity separate from Parent for federal income tax purposes, if such action could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

Nasdaq Listing.Parent shall use commercially reasonable efforts to maintain its listing on the Nasdaq Capital Market and shall use reasonable best efforts to list the Parent securities issuable in connection with the transactions contemplated in this Agreement on the Nasdaq Capital Market.

Notification; Updates to Disclosure Schedule.

During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that could cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

any material breach of any covenant or obligation of the Company;

any claims by One Stop under the One Stop Agreement; and

any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that could cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

any material breach of any covenant or obligation of Parent or Merger Sub; and

any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.11(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 or Section 7 has been satisfied.

If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.11(b) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 or Section 7 has been satisfied.

Employee Matters. Except as set forth on Parent Disclosure Schedule Part 5.12, Parent shall terminate the employment of all its employees, effective at the Effective Time.

Directors of Parent Post-Effective Time. At the Effective Time, the board of directors of Parent shall consist of Susan Major, Per Bystedt, Magnus Goertz, Johan Ihrfelt and at least one other individual designated by the Company who (i) is reasonably acceptable to Parent and (ii) qualifies as an independent director under the rules of the Nasdaq Capital Market and the Securities and Exchange Commission. In addition, Parent shall have constituted an Audit Committee, comprised of at least three of such directors, meeting the requirements of the Nasdaq Capital Market and the Securities and Exchange Commission (including, without limitation, Nasdaq’s audit committee financial sophistication requirements).

Parent Adjusted Net Worth.

Parent has delivered to the Company prior to the date hereof estimates of the following information:

the fees and expenses payable by the Parent in connection with the Merger, including, without limitation, the D&O Tail, fees and expenses of Cooley Godward Kronish LLP, BDO Seidman LLP, Samuel Seidman & Co., Inc., and any other advisors engaged by Parent or its subsidiaries in connection with the Merger (the “Parent Transaction Expenses”);

the costs of all severance obligations, including, without limitation, the cost of any unpaid bonuses or benefits, payable to Parent’s or any subsidiary’s management and staff accrued prior to or in connection with the Merger (including as a result of the Merger) (the “Severance Costs”);

the costs of winding down and closing Parent’s California office, to the extent required after the Disposition (the “Office Wind-Down Costs”);

all other liabilities and accounts payable that would be required under GAAP to be reflected on Parent’s balance sheet as of the Closing; and

the amount of all taxes due and payable by the Parent and any of its subsidiaries with respect to all tax periods ending on or prior to the Effective Time, including any transferee or successor liability for any of such periods in respect of taxes (whether by contract or otherwise) and any several liability in respect of any tax for any of such periods as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

No more than five and no fewer than three business days prior to the Closing Date, Parent shall prepare and deliver to the Company a certificate (the “Net Worth Certificate”) containing Parent’s estimate of Parent’s consolidated cash, cash equivalents and accounts receivable as of the Closing (“Closing Liquid Assets”) and Parent’s estimated balance sheet liabilities as of the Closing (“Closing Balance Sheet Liabilities”) including, without limitation, an individual estimated accrual for each of the paid and unpaid expenses and accruals listed in paragraph (a) above, prepared from the books and records of the Parent and its subsidiaries in accordance with GAAP, applied on a consolidated basis consistent with Parent’s audited consolidated balance sheet for the fiscal year ended October 31, 2006. The difference between Closing Liquid Assets and Closing Balance Sheet Liabilities, plus (1) 50% of all Parent Transaction Expenses paid or payable by Parent (with a maximum increase of $150,000) and (2) any expenses paid or payable by Parent as of the Closing to the Nasdaq Stock Market in respect of the issuance of shares to the Company’s stockholders pursuant to this Agreement or the reverse stock split contemplated by this Agreement., shall be referred to in this Agreement as “Adjusted Net Worth.”

No Negotiation. During the Pre-Closing Period, or until the termination of this Agreement if prior to the end of the Pre-Closing Period, neither party shall, directly or indirectly:

solicit, or encourage or facilitate the initiation or submission of, any expression of interest, inquiry, proposal or offer from any Person (other than the other party) relating to a possible Acquisition Transaction;

participate in any discussions or negotiations or enter into any agreement with, or provide any non public information to, any Person (other than the other party) relating to or in connection with a possible Acquisition Transaction; or

entertain, consider or accept any proposal or offer from any Person (other than the other party) relating to a possible Acquisition Transaction.

Each party shall promptly notify the other party in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by such party during the Pre-Closing Period. In the event the board of directors of such party determines in good faith (after receiving advice of its outside counsel) that in view of the requirements of such proposal or offer (the “Superior Proposal”) it is necessary to do so in order to comply with its fiduciary duties to the stockholders of such party under applicable law, and after giving the other party two business days written notice of such determination, such party may (A) furnish information with respect to such party to the Person making such Superior Proposal (and its Representatives) pursuant to a customary confidentiality agreement, provided that all such information (to the extent that such information has not been previously provided or made available to the other party) is provided or made available to the other party, as the case may be, prior to or substantially concurrent with the time it is provided or made available to such Person, as the case may be, and (B) participate in discussions or negotiations with the Person making such Superior Proposal (and its Representatives) regarding such Superior Proposal.

Neither the board of directors of the Company or the board of directors of the Parent nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to the other party), or propose to withdraw (or modify in a manner adverse to the other party), the approval, recommendation or declaration of advisability by such board or any such committee thereof of this Agreement or the Merger (it being understood that taking a neutral position or no position for more than seven (7) business days after receipt of a Superior Proposal with respect to a Superior Proposal shall be considered an adverse modification) or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Superior Proposal (any action described in this clause (i) being referred to as a “Adverse Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow such party to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, any Superior Proposal. Notwithstanding the foregoing the board of directors of a party may make an Adverse Recommendation Change if such board determines in good faith (after receiving advice of its outside counsel) that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of such party under applicable law; provided, however, that no Superior Adverse Recommendation change may be made in response to a Superior Proposal until after the fifth business day following the other party’s receipt of written notice from such party (an “Adverse Recommendation Notice”) advising the other party that such party’s board has determined that it intends to make such Adverse Recommendation Change, together with copies of any written offer or proposal in respect of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Adverse Recommendation Notice and a new five (5) business day period). In determining whether to make an Adverse Recommendation Change in response to a Superior Proposal, such party’s board shall take into account any changes to the terms of this Agreement proposed by the other party (in response to an Adverse Recommendation Notice or otherwise) in determining whether such third party Superior Proposal still constitutes a Superior Proposal.

Registration Rights.Parent agrees to the registration rights set forth on Exhibit C. The Holders (as defined in Exhibit C) shall be deemed third party beneficiaries of this covenant.

Indemnification.

From and after the Effective Time for a period of three years, Parent shall fulfill its obligations to indemnify each person who is or was a director or officer of Parent against losses such person may incur based upon matters existing or occurring prior to the Effective Time pursuant to any applicable indemnification agreements and any indemnification provision of Parent's charter documents as each is in effect on the date hereof.

In the event a current or former director or officer of Parent is entitled to indemnification under this Section 5.17, such director or officer shall be entitled to reimbursement from Parent (from and after the Closing Date) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by Parent, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent assume, as a matter of law or otherwise, the obligations set forth in this Section 5.17.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement (without giving effect to any “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), shall be accurate in all respects when made and as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except to the extent such representations and warranties speak as of a specified date other than the date made or the Scheduled Closing Time, and without giving effect to any update to the Disclosure Schedule), except where the failure of such representations and warranties to be true and correct (individually or in the aggregate) would not have a Material Adverse Effect on the Company.

Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 3.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

affiliate agreements in form and substance reasonably acceptable to Parent and the Company, executed by the persons specified in Section 5.7;

confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by each of the current employees of the Company;

a certificate executed on behalf of the Company by its President, certified as to the President’s title by its Secretary, certifying that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and certifying that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.6, 6.8, 6.9 and 6.10 have been duly satisfied (the “Company Closing Certificate”);

a legal opinion of Magnusson Advokatbyra, dated as of the Closing Date, to the effect that:

Neonode AB has been duly incorporated and is validly existing as a corporation in good standing under the laws of Sweden with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as currently conducted;

the Company is the sole record owner of all outstanding shares of Neonode AB and that the issuance of such shares to the Company was made in compliance with Swedish law;

to such firm’s knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital shares of Neonode AB;

to such firm’s knowledge, there is no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened by a third party against the Company or Neonode AB or its properties of a character required by the terms of this Agreement to be disclosed in the Company Disclosure Schedule that is not disclosed in the Disclosure Schedule

(a) The execution and delivery of the Merger Agreement and the Loan Conversion Agreement, and (b) the consummation of the Merger and the transactions contemplated by the Loan Conversion Agreement will not result in a breach or violation of (i) the charter or bylaws of Neonode AB, (ii) the terms of any Company Material Contract; or (iii) any Swedish statute, law, rule, or regulation that in such firm’s experience is typically applicable to transactions of the nature contemplated by this Agreement and is applicable to the Company or Neonode AB, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company or Neonode AB and of which such firm is aware;

a legal opinion of Hahn & Hessen LLP, dated as of the Closing Date, to the effect that (a) the Company Stockholder Approval has been obtained and (b) to such firm’s knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued shares of capital stock of the Company; and

executed Loan Conversion Agreements.

Questionnaires and Lock-Ups. Parent, or its counsel, shall have received a Company Stockholder Questionnaire and Lock-up in the applicable form included on Exhibit D from each of the stockholders, warrantholders and optionholders of the Company.

FIRPTA Compliance. The Company shall have filed with the IRS the notification referred to in Section 5.8(a).

No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of Damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Entity.

No Material Adverse Effect. There shall have been no Material Adverse Effect on the Company since the date of this Agreement, and no event shall have occurred or circumstances exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect on the Company since the date of this Agreement.

Opinion of Financial Advisor. The board of directors of Parent shall have received the opinion in writing of Samuel Seidman & Co., Inc. dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration paid in the Merger is fair from a financial point of view to Parent.

Audited Financial Statements. Parent shall have received a complete copy of the audited financial statements of the Company described in Section 3.4(a)(i) of this Agreement, including the notes thereto and the unqualified report and opinion of PricewaterhouseCoopers LLP relating thereto.

Sale of Certain Parent Assets. Parent shall have completed the Disposition.

Stockholder Approval. Parent shall have received the Parent Stockholder Approval, and the Company shall have received the Company Stockholder Approval. Holders of not more than 5% of the outstanding shares of Company Common Stock (measured as of the date such Company Stockholder Approval was obtained) shall have exercised or be entitled to exercise dissenters’ rights under Section 262 of the Delaware General Corporation Law or any similar applicable statute.

Financing. The Company shall have completed the Bridge Note Placement and Parent shall have received a complete copy of all agreements executed in connection therewith.

Conversion of Certain Company Debt. The Petrus Note, Convertible Almi Note and Petrus Interest shall have been converted into Units pursuant to the Loan Conversion Agreement.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement (without giving effect to any “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), shall be accurate in all respects when made and as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except to the extent such representations and warranties speak as of a specified date other than the date made or the Scheduled Closing Time, and without giving effect to any update to the Disclosure Schedule), except where the failure of such representations and warranties to be true and correct (individually or in the aggregate) would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

Agreements and Documents. The Company shall have received the following agreements and documents, each of which shall be in full force and effect:

the Net Worth Certificate; and

a certificate executed on behalf of Parent by its President and its Secretary certifying that each of the representations and warranties set forth in Section 3 and the Net Worth Certificate is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.7 and 7.8 have been duly satisfied (the “Parent Closing Certificate”).

Sale of Certain Parent Assets. Parent shall have completed the Disposition.

No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of Damages in connection with the Merger.

No Material Adverse Effect. There shall have been no Material Adverse Effect on Parent since the date of this Agreement, and no event shall have occurred or circumstances exist that, in combination with any other events or circumstances, will or could reasonably be expected to, have or result in a Material Adverse Effect on Parent since the date of this Agreement.

No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 3.18 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

Resignations. The Company shall have received copies of the executed resignations, effective as of the Effective Time, of each director and officer of the Parent (except as set forth in Part 5.12 of the Parent Disclosure Schedule).

Sale of Certain Parent Assets. Parent shall have completed the Disposition.

Stockholder Approval. Parent shall have received the Parent Stockholder Approval, and the Company shall have received the Company Stockholder Approval.

TERMINATION

Termination Events. This Agreement may be terminated prior to the Closing:

by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

by Parent if the Closing has not taken place on or before May 31, 2007 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement or in any other agreement or instrument delivered to the Company);

by the Company if the Closing has not taken place on or before May 31, 2007 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

by the mutual consent of Parent and the Company.

Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 8.4 and Section 9.

Termination Fee. In the event that (a) after the date of this Agreement, a Superior Proposal shall have been made to either party, and (b) within 12 months after termination of this Agreement, such party shall have reached a definitive agreement to consummate, or shall have consummated, a Superior Proposal, on the date of such consummation, such party shall pay the other party a fee (the “Termination Fee”) by wire transfer of same day funds. In the case of such a transaction by Parent, the Termination Fee shall be $400,000, and in the case of such a transaction by Company, the Termination Fee shall be $800,000. In the event that a party fails to promptly pay the Termination Fee, such party shall pay the other party the reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any Legal Proceeding initiated to obtain payment of the Termination Fee.

MISCELLANEOUS PROVISIONS

Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company’s business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
if to Parent or Merger Sub:	SBE, Inc. Attn: David Brunton 4000 Executive Parkway Suite 200 San Ramon, CA 94583 Facsimile: (925) 355-2041

with a copy to:	Cooley Godward Kronish LLP 101 California Street, 5th Floor San Francisco, CA 94111-5800 Attention: Jodie Bourdet, Esq. Fax: 415-693-2222

if to the Company:	Neonode Inc. Biblioteksgatan 11, 1st floor. SE-111 46 Stockholm, SWEDEN Attn: President Fax: 01146 8 678 18 51

with a copy to:	Hahn & Hessen LLP 488 Madison Avenue New York, New York 10022 Attention: James Kardon, Esq. Fax: (212) 478-7400

Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.5.

Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company’s stockholders (to the extent set forth in Section 1.5 and 5.16); the holders of assumed Company Options (to the extent set forth in Section 1.6 and 5.16); the holders of assumed Company Warrants (to the extent set forth in Section 1.7 and 5.16); Parent; Merger Sub; Parent’s directors (to the extent set forth in Section 5.17); and the respective successors and assigns (if any) of the foregoing.

Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Waiver.

No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided that Sections 5.16 and 5.17 may not be amended, modified, altered or supplemented after either the Parent Stockholder Approval or the Company Stockholder Approval is obtained.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 1.7, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the confidentiality agreements executed on behalf of Parent and the Company on October 3, 2006 and in December 2006 shall not be superseded by this Agreement and shall remain in effect until the date on which such confidentiality agreement is terminated in accordance with its terms.

Construction

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

CIRCULAR 230 DISCLAIMER. THE TAX LAW IS VERY COMPLEX. THIS AGREEMENT CONTAINS STATEMENTS REGARDING GENERAL TAX PRINCIPLES THAT MAY NOT BE SPECIFIC TO YOUR TAX SITUATION. THIS ADVICE WAS NOT INTENDED OR WRITTEN TO BE USED BY YOU FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MIGHT BE IMPOSED ON YOU. YOU SHOULD SEEK ADVICE BASED ON YOUR OWN PARTICULAR CIRCUMSTANCES FROM YOUR INDEPENDENT TAX ADVISOR. THIS DISCLAIMER IS REQUIRED BY THE INTERNAL REVENUE SERVICE’S CIRCULAR 230.

The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SBE, Inc., a Delaware Corporation

By:	/s/ Kenneth G. Yamamoto
Name: Kenneth G. Yamamoto Title: President & CEO

COLD WINTER ACQUISITION CORPORATION, a Delaware Corporation

By:	/s/ Kenneth G. Yamamoto
Name: Kenneth G. Yamamoto Title: President & CEO

NEONODE INC., a Delaware Corporation

By:	/s/ Per Bystedt
Name: Per Bystedt Title: CEO & Chairman

Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction involving:

(a) in the case of the Company, the sale, license, disposition or acquisition of all or a material portion of such party’s business or assets;

(b) with respect to any party, the issuance, disposition or acquisition of (i) any capital stock or other equity security of such party (other than common stock issued to employees of such party, upon exercise of options or warrants or otherwise, in routine transactions in accordance with such party’s past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of such party (other than stock options granted to employees of such party in routine transactions in accordance with such party’s past practices and outstanding warrants), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of such party; or

(c) with respect to any party, any merger, consolidation, business combination, reorganization or similar transaction involving such party.

Adverse Recommendation Change.“Adverse Recommendation Change” shall have the meaning set forth in Section 5.15 of this Agreement.

Affiliate.“Affiliate” shall mean a Person controlling, controlled by or under common control with another Person.

Agreement.“Agreement” shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

Almi. “Almi” shall mean Almi Foretagspartner AB, a corporation organized under the laws of Sweden.

Bridge Notes.“Bridge Notes” shall mean the Existing Notes and New Notes.

COBRA. “COBRA” shall mean the United States Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Company Affiliate.“Company Affiliate” shall mean any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Company Common Stock.“Company Common Stock” shall mean shares of the common stock (par value $0.01 per share) of the Company.

Exhibit A-1

Company Contract.“Company Contract” shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

Company Disclosure Schedule.“Company Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

Company Employee.“Company Employee” shall mean any current or former employee, independent contractor or director of the Company or any Company Affiliate.

Company Employee Agreement.“Company Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable “at will” without any obligation on the part of the Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

Company Employee Plan.“Company Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

Company Investor Warrants.“Company Investor Warrants” shall mean warrants to purchase Company Common Stock issuable upon conversion of the Bridge Notes, Petrus Note, Convertible Almi Note and Petrus Interest.

Company Option.“Company Option” shall have the meaning set forth in Secton1.6(a) of this Agreement.

Company Option Plan.“Company Option Plan” shall mean the 2007 Company Equity Incentive Plan.

Company Software.“Company Software” shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Company at any time (other than non-customized third-party software licensed to the Company for internal use on a non-exclusive basis).

Company Stockholder Approval. “Company Stockholder Approval” shall mean a vote by the holders of a majority of the outstanding voting capital stock of the Company in favor of approval of the Merger.

Exhibit A-2

Company Stockholder Questionnaire and Lock-Up. “Company Stockholder Questionnaire and Lock-Up” shall be in substantially the form attached hereto as Exhibit D.

Company Warrants. “Company Warrants” shall mean the Existing Warrants and the Company Investor Warrants.

Consent.“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract.“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Convertible Almi Loan.“Convertible Almi Loan” shall mean an agreed portion of the Almi loan principal equal to 646,000 SEK (converted at 6.83 Krona to the US Dollar, $94,583).

Damages.“Damages” shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.

Deal Costs.“Deal Costs” shall mean the Parent Transaction Expenses, Severance Costs and Office Wind-Down Costs.

Encumbrance.“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity.“Entity” shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” means any currently enacted and effective federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

Exhibit A-3

ERISA.“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Existing Notes.“Existing Notes” shall mean the Senior Secured Notes in aggregate principal amount of $5,000,000 issued through the date hereof.

Existing Warrants.“Existing Warrants” shall mean the outstanding warrants of the Company held by Petrus, Almi and certain employees of the Company, exercisable to purchase an aggregate of 171,219 shares of Company Common Stock.

Foreign Plan.“Foreign Plan” shall mean: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Company Employee Plan maintained or contributed to by the Company or any Company Affiliate that is not subject to United States law; and (iii) any Company Employee Plan that covers or has covered Company Employees whose services are performed primarily outside of the United States.

Government Bid.“Government Bid” shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

Government Contract.“Government Contract” shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

Governmental Authorization.“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

Griffin Warrants. “Griffin Warrants” shall mean Unit purchase warrants issued by the Company to Griffin Securities, exercisable to purchase 65,000 Units (i.e., 65,000 shares of Company Common Stock and 32,500 Company Investor Warrants).

Information Statement. “Information Statement” shall have the meaning set forth in Section 5.4(b) of this Agreement.

Exhibit A-4

Intellectual Property.“Intellectual Property” shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights.“Intellectual Property Rights” shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(A)” through “(E)” above.

IRS.“IRS” shall mean the United States Internal Revenue Service.

Key Employee.“Key Employee” shall mean any current employee who is an executive officer or is paid at an annual rate of more than $100,000.

Knowledge. An individual shall be deemed to have “knowledge” of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

The Company shall be deemed to have “knowledge” of a particular fact or other matter if any officer, director or other Representative of the Company has knowledge of such fact or other matter. The Parent shall be deemed to have “knowledge” of a particular fact or other matter if any officer, director or other Representative of Parent has knowledge of such fact or other matter.

Legal Proceeding.“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Exhibit A-5

Legal Requirement.“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Material Adverse Effect. A violation or other matter will be deemed to have a “Material Adverse Effect” on a person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the person’s Closing Certificate but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the person’s business, condition, assets, liabilities, operations, financial performance or prospects.

Materials of Environmental Concern. “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

New Notes.“New Notes” shall mean the Senior Secured Notes in aggregate principal amount of up to $5,000,000 issuable in the Bridge Note Placement.

Loan Conversion Agreement. “Loan Conversion Agreement” shall mean each note conversion agreement in substantially the form attached as Exhibit B, providing for conversion of the Petrus Note, Convertible ALMI Note and Petrus Interest.

Parent Affiliate. “Parent Affiliate” shall mean any Person under common control with the Parent within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Parent Closing Certificate.“Parent Closing Certificate” shall have the meaning set forth in Section 7.3(b) of this Agreement.

Parent Common Stock.“Parent Common Stock” shall mean shares of the common stock (par value $0.001 per share) of Parent.

Parent Contract.“Parent Contract” shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any of its assets is or may become bound or under which Parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

Parent Disclosure Schedule.“Parent Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Company on behalf of Parent.

Parent Employee.“Parent Employee” shall mean any current or former employee, independent contractor or director of Parent or any Parent Affiliate.

Parent Employee Agreement.“Parent Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between Parent or any Parent Affiliate and any Parent Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Parent Employee which is terminable “at will” without any obligation on the part of Parent or any Parent Affiliate to make any payments or provide any benefits in connection with such termination.

Exhibit A-6

Parent Employee Plan.“Parent Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by Parent or any Parent Affiliate for the benefit of any Parent Employee, or with respect to which Parent or any Parent Affiliate has or may have any liability or obligation, except such definition shall not include any Parent Employee Agreement.

Parent Option. “Parent Option” shall mean the options granted to any Parent Employee pursuant to the Parent Option Plans.

Parent Option Plans. “Parent Option Plans” shall mean the 1996 Equity Incentive Plan, the 1998 Non-Officer Stock Option Plan, the 2001 Non-Employee Director Stock Option Plan, the PyX 2005 Stock Option Plan and the 2006 Equity Incentive Plan.

Parent Pension Plan.“Parent Pension Plan” shall mean each Parent Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

Parent Stockholder Approval.“Parent Stockholder Approval” shall mean (i) a vote by holders of a majority of the outstanding voting capital stock of Parent in favor of the following actions: (A) issuance of Parent Common Stock and reservation of shares of Parent Common Stock as required pursuant to this Agreement; (B) amendment of the Parent certificate of incorporation to provide for (1) increase in its authorized shares of Parent Common Stock in order to permit the issuance of shares contemplated by the Transactions, (2) change of name of the Parent, effective upon Closing, to the name of the Company and (3) approval of a reverse stock split of Parent Common Stock on a one for 15, one for 20, one for 25 or one for 30 basis (measured on an aggregate basis from the date of this Agreement), as determined by the Parent Board of Directors immediately prior to the Merger; and (ii) a vote by holders of a majority of the shares of voting capital stock of Parent voting at the meeting in favor of the issuance of the warrants described in Section 5.14.

Parent Warrant. “Parent Warrant” shall mean any warrant or other direct or indirect right to purchase capital stock of Parent.

Person.“Person” shall mean any individual, Entity or Governmental Body.

Petrus.“Petrus” shall mean Petrus Holdings SA, a Luxembourg corporation.

Exhibit A-7

Petrus Interest.“Petrus Interest” shall mean $43,106 (at 6.83 Krona to the US Dollar) of interest accrued through March 31, 2007 on the Petrus Loan and Convertible Almi Loan.

Petrus Loan.“Petrus Loan” shall mean the full Petrus loan principal of 5,353,000 SEK (converted at 6.83 Krona to the US Dollar, $783,748 USD).

Representatives.“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC.“SEC” shall mean the United States Securities and Exchange Commission.

Securities Act.“Securities Act” shall mean the Securities Act of 1933, as amended.

Senior Secured Notes.“Senior Secured Notes” shall mean Senior Secured Notes, due August 28, 2007, of the Company issued through the date hereof or issuable in the Bridge Note Placement, in aggregate principal amount of $10,000,000.

Tax.“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff or duty (including any customs duty), and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return.“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Unit.“Unit” shall mean one share of Company Common Stock and one-half Company Investor Warrant exercisable to purchase one-half share of Company Common Stock.

Exhibit A-8

ANNEX A

AMENDMENT NO. 1 TO AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated as of the 18th day of May, 2007 by and among SBE, INC., a Delaware corporation (“Parent”); COLD WINTER ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and NEONODE INC., a Delaware corporation (referred to herein as the “Company”).

WITNESSETH:

WHEREAS, the parties wish to amend the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 19, 2007, by and among the parties hereto (the “Original Merger Agreement,” and as amended hereby, the “Merger Agreement”),

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Original Merger Agreement,

WHEREAS, the Original Merger Agreement provides that the parties may amend such agreement at any time by written agreement of each party;

WHEREAS, as contemplated in the Original Merger Agreement, Griffin Securities, Inc. (“Griffin”) is entitled to receive the Griffin Warrants in its capacity as financial advisor to the Company; and

WHEREAS, the parties now mutually desire to amend the Original Merger Agreement to, among other things, (1) extend the time for Closing to September 30, 2007, (2) provide for a loan of an aggregate of $1,000,000 by Parent to the Company pursuant to a Note(s) in substantially the form set forth on Exhibit A hereto (the “SBE Note”), (3) authorize the Company to raise additional capital, (4) finalize computation of the Applicable Number, (5) accelerate delivery of the Griffin Warrant, and (6) clarify and correct certain other provisions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties consent to the amendment of the Original Merger Agreement pursuant to this Amendment and agree as follows:

1 Sections 8.1(e) and (f) of the Original Merger Agreement are hereby amended to change May 31, 2007 to September 30, 2007.

2 Section 1.5(b) of the Original Merger Agreement is hereby deleted in its entirety and replaced with the following:

“The Applicable Number shall be 3.5319, subject to adjustment from time to time as equitable in the event of stock splits, combinations, reclassifications, reorganizations or similar corporate transactions by either Parent or the Company.”

1

3 (a) The Company represents and warrants to Parent and Merger Sub that the representations and warranties made in Section 2.3 of the Original Merger Agreement are true and correct on the date hereof, other than as set forth in this Amendment. The representation and warranty made in the previous sentence shall be deemed a representation and warranty contained in Section 2 of the Merger Agreement.

(b) Parent represents and warrants to the Company that as of the date hereof, it has 2,250,779 shares of Parent Common Stock outstanding and warrants outstanding to purchase an additional 232,000 shares of Parent Common Stock. The representation and warranty made in the previous sentence shall be deemed a representation and warranty contained in Section 3 of the Merger Agreement.

4 Section 4.2(f) of the Original Merger Agreement is hereby amended so as to be and read in its entirety as follows:

“(f) the Company may sell, issue or authorize the issuance of (i) its capital stock or other security, (ii) options or rights to acquire any capital stock or other security, or (iii) instruments convertible into or exchangeable for any capital stock or other security, provided that (x) such securities are issued at or above the fair value thereof (except that such fair value requirement shall not apply to the issuance of Company Common Stock to employees upon the exercise of outstanding Company Options or to holders of warrants upon the exercise of Company Warrants) and (y) Parent specifically consents to the issuance of up to $3,000,000 of additional senior secured convertible notes having substantially the same terms as the Bridge Notes; and any such securities shall be converted at the Effective Time in accordance with the terms of this Agreement;”

5 Each of the Company Disclosure Schedule and the Parent Disclosure Schedule are hereby amended and restated so as to be and read in its entirety as set forth on Annex 1 and Annex 2 hereto, respectively.

6 Section 2.4 of the Original Merger Agreement is hereby amended so as to be and read in its entirety as follows:

“2.4  Financial Statements.

(a) The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements”):

(i) The audited consolidated balance sheets of the Company as of December 31, 2005 and 2006 and the related audited income statements, statements of stockholders’ equity and statements of cash flows of the Company for the years then ended; and

(ii) the unaudited balance sheet of the Company (the “Unaudited Interim Balance Sheet”) as of March 31, 2007 (the “Interim Statement Date”), and the related unaudited statements of income, cash flows and stockholders’ equity of the Company for the three months then ended.

2

(b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as permitted by GAAP and except that the financial statements referred to in Section 2.4(a)(ii) do not contain all footnotes required by GAAP and are subject to normal and recurring year-end audit adjustments, which are not expected, individually or in the aggregate, to be material in magnitude).”

7 Section 2.22 of the Original Merger Agreement is hereby amended so as to be and read in its entirety as follows:

“2.22 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of May 18, 2007 is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.”

8 The parties hereby agree that the Griffin Warrants may be issued by the Company on the date hereof.

9 The parties hereby agree that, notwithstanding Sections 4.2(m) and 5.2(k) or any other provisions of the Original Merger Agreement, Parent may issue the SBE Note to the Company.

10 Corporate Approvals.

10.1 Subject to approval of the Merger by its stockholders, the Company has obtained all corporate approvals required in connection with this Amendment. The Company will obtain approval of the Merger by its stockholders within four business days after the execution of this Amendment.

10.2 Subject to approval of the Merger by its stockholders, Parent has obtained all necessary corporate approvals required in connection with this Amendment.

11 Parent shall seek approval from the Company, which approval shall not be unreasonably withheld, for all expenditures in excess of $5,000, other than routine payments of leases or as set forth in Exhibit A hereto.

12 Miscellaneous.

12.1 Except as specifically provided for in this Amendment, the terms of the Merger Agreement shall be unmodified and shall remain in full force and effect. For purposes of determining the accuracy of, or the occurrence of a breach of, a party’s representations and warranties in the Merger Agreement as of the date of the Original Merger Agreement, only those representations and warranties set forth in the Original Merger Agreement in its form as of such date shall apply and the modifications or supplements set forth in the Amendment shall have no effect. For purposes of determining the accuracy of a party’s representations and warranties in the Merger Agreement as of the Closing Date, only those representations and warranties set forth in the Merger Agreement as amended by this Amendment shall apply. For purposes of determining the compliance with, or the occurrence of a breach of, a party’s covenants in the Merger Agreement prior to the date of this Amendment, only those covenants set forth in the Original Merger Agreement in its form as of the date of the Original Merger Agreement shall apply and the modifications or supplements set forth in this Amendment shall have no effect. For purposes of determining the compliance with, or the occurrence of a breach of, a Party’s covenants in the Merger Agreement after the date of this Amendment, only those covenants set forth in the Merger Agreement as amended by this Amendment shall apply.

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12.2 This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, except that neither this Amendment nor any rights or obligations hereunder shall be assigned or delegated by party except in connection with an assignment of the Merger Agreement in accordance with the terms thereof. Any purported assignment in violation of this provision is void.

12.3 This Amendment is not intended to confer upon any person or entity other than the parties and their permitted assigns any rights or remedies.

12.4 This Amendment may be amended only by a written instrument signed by each of the parties.

12.5 This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

12.6 THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

[Remainder of page intentionally left blank; signature page follows.]

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Signature Page
to
Amendment No. 1 to Agreement and Plan of Merger and Reorganization

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the day and year first above written.

SBE, INC., a Delaware Corporation

By:	/s/ Greg Yamamoto
Name: Greg Yamamoto Title: President & CEO

COLD WINTER ACQUISITION CORPORATION, a Delaware Corporation

By:	/s/ Greg Yamamoto
Name: Greg Yamamoto Title: President & CEO

NEONODE INC., a Delaware Corporation

By:	/s/ Mikael Hagman
Name: Mikael Hagman Title: President & CEO

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